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                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 8, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of CLARCOR Inc., which is incorporated by reference in CLARCOR Inc.'s Annual Report on Form 10-K for the year ended November 30, 2001. We also consent to the incorporation by reference of our report dated January 8, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP



Chicago, Illinois
December 11, 2002